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                                                                    Exhibit 24.2

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that Mr. M. LaVoy Robison, whose signature appears below, constitutes and appoints Charles Y. Tanabe, Esq. and Robert W. Murray, Esq., and each of them, his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement on Form S-3 initially filed with the Securities and Exchange Commission on May 5, 2003 (File No. 333-105006), including any subsequent registration statement for the same offering that may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their substitute or substitutes may lawfully do or cause to be done by virtue hereof.


           NAME                      CAPACITY            DATE

  /s/ M. LaVoy Robison               Director        July 11, 2003
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    M. LAVOY ROBISON